Exhibit 99.1

November 30, 2021	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas to Participate in BofA Securities Gas Utility Conference

    TULSA, Okla. – Nov. 30, 2021 – ONE Gas, Inc. (NYSE: OGS) today announced it will participate in the BofA Securities Gas Utility Conference, which will be held virtually on Tuesday, Dec. 7, 2021.

Robert S. McAnnally, president and chief executive officer, Caron Lawhorn, senior vice president and chief financial officer, and Curtis Dinan, senior vice president and chief operating officer, will be conducting a series of virtual meetings with members of the investment community.

The materials utilized at the conference will be accessible on the ONE Gas website, www.onegas.com/investors/events-and-presentations.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.2 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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